FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Katrina W. Parker, 312/822-5167	Nancy M. Bufalino, 312/822-7757
Sarah J. Pang, 312/822-6394	Marie Hotza, 312/822-4278
David C. Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES FOURTH QUARTER 2011 RESULTS:
NET OPERATING INCOME OF $191 MILLION, NET INCOME OF $190 MILLION,
P&C COMBINED RATIO OF 87.2%
FULL YEAR NET OPERATING INCOME AND NET INCOME OF $614 MILLION,
P&C COMBINED RATIO OF 98.4%
BOOK VALUE PER COMMON SHARE OF $42.92,
AN INCREASE OF 5% FROM DECEMBER 31, 2010
QUARTERLY DIVIDEND INCREASED TO $0.15 PER SHARE
CHICAGO, February 6, 2012 --- CNA Financial Corporation (NYSE: CNA) today announced fourth quarter 2011 results, which included net operating income of $191 million, or $0.71 per common share, and net income of $190 million, or $0.70 per common share. Full year 2011 net operating income and net income were $614 million, or $2.28 per common share.
Property & Casualty Operations combined ratio for the fourth quarter and full year 2011 were 87.2% and 98.4% respectively. Book value per common share was $42.92 at December 31, 2011, as compared to $40.70 at December 31, 2010.
CNA Financial also announced declaration of a quarterly dividend of $0.15 per share, payable March 1, 2012 to stockholders of record on February 16, 2012.

	Results for the Three Months Ended December 31 (a)		Results for the Year Ended December 31 (a)
($ millions)	2011	2010	2011	2010
Net operating income:
Net operating income before LPT (b)	$191	$326	$614	$1,004
Net loss related to LPT (b)	—	—	—	(344)
Net operating income	191	326	614	660
Net realized investment gains (losses)	(1)	(24)	1	51
Net income from continuing operations	190	302	615	711
Net loss from discontinued operations	—	—	(1)	(21)
Net income	$190	$302	$614	$690

(a)
References to net operating income (loss), net realized investment gains (losses), net income (loss) from continuing operations and net income (loss) used in this press release reflect amounts attributable to CNA, unless otherwise noted. Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer to Note J to the Condensed Consolidated Financial Statements within the September 30, 2011 Form 10-Q for further discussion of this measure.

(b)
On August 31, 2010, the Company completed a transaction with National Indemnity Company (NICO), a subsidiary of Berkshire Hathaway Inc., under which substantially all of the Company's legacy asbestos and environmental pollution liabilities were ceded to NICO (Loss Portfolio Transfer or LPT). The Company recognized an after-tax loss of $365 million in the third quarter of 2010, of which $344 million related to the Company's continuing operations and $21 million related to the Company's discontinued operations.

Earnings Per Share Attributable to Common Stockholders
	Results for the Three Months Ended December 31		Results for the Year Ended December 31
	2011	2010	2011	2010
Net operating income:
Net operating income before LPT	$0.71	$1.21	$2.28	$3.73
Net loss related to LPT	—	—	—	(1.28)
Net operating income	0.71	1.21	2.28	2.45
2008 Senior Preferred dividend	—	(0.03)	—	(0.28)
Net operating income attributable to CNA common stockholders	0.71	1.18	2.28	2.17
Net realized investment gains (losses)	(0.01)	(0.09)	—	0.19
Net income from continuing operations	0.70	1.09	2.28	2.36
Net loss from discontinued operations	—	—	—	(0.08)
Net income attributable to CNA common stockholders	$0.70	$1.09	$2.28	$2.28
Net operating income for the three months ended December 31, 2011 decreased $135 million as compared with the same period in 2010. Net operating income for our core Property & Casualty Operations decreased $19 million, primarily due to decreased net investment income, partially offset by increased favorable net prior year development. For the three months ended December 31, 2011, catastrophe losses were $11 million after-tax as compared to $14 million after-tax for the same period in 2010. Our Property & Casualty Operations produced fourth quarter combined ratios of 87.2% and 89.6% in 2011 and 2010. Excluding the impacts of catastrophe losses and development, our combined ratio improved to 102.2% from 102.8% for the same comparable periods.
“We are pleased to report continued progress in terms of both revenue, and more importantly rate, as we work to improve the scale and profitability of our core Property & Casualty Operations,” said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. “Our Specialty business segment continued to produce superior underwriting results with calendar year combined ratios of 77.8% this quarter and 89.9% for full year 2011, and steady accident year margins. Our Commercial business produced calendar year combined ratios of 95.2% this quarter and 105.7% for the full year. We are proud of over 3 points of improvement achieved in terms of combined ratio excluding the impacts of catastrophes and development.”
Net operating loss for our non-core segments increased $116 million, driven by the 2011 results in our payout annuity business. These results were negatively affected by a $115 million after-tax increase in insurance reserves, due to unlocking actuarial reserve assumptions for anticipated adverse changes in mortality and discount rates.
Pretax net investment income for the fourth quarter of 2011 decreased $101 million as compared with the same period in 2010. The decrease was primarily driven by a significant decrease in limited partnership income. Limited partnerships produced income of $16 million for the three months ended December 31, 2011, as compared to $113 million for the three months ended December 31, 2010.
After-tax net realized investment losses decreased $23 million for the three months ended December 31, 2011 as compared with the same period in 2010, primarily due to lower other-than-temporary impairment (OTTI) losses recognized in earnings.

Net operating income for the year ended December 31, 2011 decreased $46 million as compared with the same period in 2010. Excluding the loss associated with the Loss Portfolio Transfer, net operating income decreased $390 million in 2011 as compared with 2010. Net operating income for our core Property & Casualty Operations decreased $246 million, primarily due to lower net investment income, lower favorable net prior year development, and higher catastrophe losses. For the year ended December 31, 2011, catastrophe losses were $144 million after-tax as compared to $79 million after-tax for the same period in 2010. These unfavorable impacts were partially offset by improved non-catastrophe current accident year underwriting results, including lower expenses. Our Property & Casualty Operations produced combined ratios of 98.4% and 94.8% in 2011 and 2010. Excluding the impacts of catastrophe losses and development, our combined ratio improved to 101.7% from 103.4% for the same comparable periods. Net operating loss for our non-core segments increased $144 million, primarily due to the same reason discussed above in the three month comparison.
Pretax net investment income for the year ended December 31, 2011 decreased $262 million as compared with the same period in 2010. The decrease was primarily due to a significant decrease in limited partnership income as well as lower fixed maturity security income.
After-tax net realized investment gains decreased to $1 million for the year ended December 31, 2011 as compared with $51 million for the same period in 2010, driven by lower gains on sales of securities, partially offset by lower OTTI losses recognized in earnings.

Business Operating Highlights
CNA Specialty provides professional and management liability, surety and other property and casualty coverages and services, which include warranty and service contracts. Specialty products are sold both domestically and abroad, through brokers, independent agencies and managing general underwriters.

•
Net written premiums increased $18 million for the fourth quarter of 2011 as compared with the same period in 2010, primarily driven by new business. Average rate increased 1% for the fourth quarter of 2011, as compared to a decrease of 2% for the same period in 2010 for the policies that renewed in each period. Retention of 86% and 85% were achieved in each period.

•
Net income increased $17 million and net operating income increased $6 million for the fourth quarter of 2011 as compared with the same period in 2010. Net results in 2011 reflect CNA Surety on a wholly-owned basis. Additionally, results in 2011 were helped by increased favorable net prior year development and improved non-catastrophe current accident year underwriting results, partially offset by decreased net investment income.

•
The combined ratio improved 2.4 points for the fourth quarter of 2011 as compared with the same period in 2010, primarily due to the effect of increased favorable net prior year development and an improved current accident year non-catastrophe loss ratio.

•
CNA Specialty produced fourth quarter combined ratios of 77.8% and 80.2% in 2011 and 2010. Excluding the impacts of catastrophe losses and development, our combined ratios were 97.3% and 98.5% for the same comparable periods.

CNA Commercial works with an independent agency distribution system and brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations domestically and abroad.

•
Net written premiums increased $28 million for the fourth quarter of 2011 as compared with the same period in 2010. This increase was driven by continued positive rate achievement, improved economic conditions reflected in insured exposures, as well as lower reinsurance costs and higher new business levels in certain business lines. Average rate increased 3% for the fourth quarter of 2011, as compared to an increase of 1% for the fourth quarter of 2010 for the policies that renewed in each period. Retention of 81% and 82% were achieved in each period.

•
Net income increased $7 million and net operating income decreased $25 million for the fourth quarter of 2011 as compared with the same period in 2010. The decrease in net operating income was primarily due to lower net investment income, partially offset by increased favorable net prior year development.

•
The combined ratio improved 2.2 points for the fourth quarter of 2011 as compared with the same period in 2010, primarily due to increased favorable net prior year development and lower catastrophe losses.

•
CNA Commercial produced fourth quarter combined ratios of 95.2% and 97.4% in 2011 and 2010. Excluding the impacts of catastrophe losses and development, our combined ratios were 106.4% for both comparable periods.

Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the individual and group long term care businesses.

•
Net results decreased $167 million for the fourth quarter of 2011 as compared with the same period in 2010. This decrease was primarily due to decreased results in our payout annuity, long term care and pension deposit businesses.  In 2011, our payout annuity business was negatively affected by a $115 million after-tax increase in insurance reserves, due to unlocking actuarial reserve assumptions for anticipated adverse changes in mortality and discount rates, which reflect the current low interest rate environment and our view of expected investment yields. The initial reserving assumptions for these contracts were determined at issuance, including a margin for adverse deviation, and were locked in throughout the life of the contract unless a premium deficiency developed. In 2011, a premium deficiency emerged and the actuarial reserve assumptions were unlocked and revised to management's current best estimates. Additionally, long term care claim reserves were increased by $33 million after-tax in 2011. Net realized investment results also decreased.

Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution (A&EP).

•
Net results increased $31 million for the fourth quarter of 2011 as compared with the same period in 2010, primarily driven by the favorable impact of a $22 million prior year tax amount, improved net prior year development and increased net realized investment results, partially offset by lower net investment income.

Segment Results for the Three Months Ended December 31, 2011
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$191	$153	$344	$(157)	$4	$191
Net realized investment gains (losses)	(8)	3	(5)	—	4	(1)
Net income (loss) from continuing operations	$183	$156	$339	$(157)	$8	$190

Segment Results for the Three Months Ended December 31, 2010
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$185	$178	$363	$(15)	$(22)	$326
Net realized investment gains (losses)	(19)	(29)	(48)	25	(1)	(24)
Net income (loss) from continuing operations	$166	$149	$315	$10	$(23)	$302

Segment Results for the Year Ended December 31, 2011
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$519	$369	$888	$(208)	$(66)	$614
Net realized investment gains (losses)	(3)	12	9	(5)	(3)	1
Net income (loss) from continuing operations	$516	$381	$897	$(213)	$(69)	$615

Segment Results for the Year Ended December 31, 2010
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$625	$509	$1,134	$(87)	$(387)	$660
Net realized investment gains (losses)	20	(15)	5	33	13	51
Net income (loss) from continuing operations	$645	$494	$1,139	$(54)	$(374)	$711

Property & Casualty Operations Gross Written Premiums
	Three Months Ended December 31		Year Ended December 31
($ millions)	2011	2010	2011	2010
CNA Specialty	$1,126	$1,054	$4,474	$4,234
CNA Commercial	859	839	3,599	3,512
Total P&C Operations	$1,985	$1,893	$8,073	$7,746

Property & Casualty Operations Net Written Premiums
	Three Months Ended December 31		Year Ended December 31
($ millions)	2011	2010	2011	2010
CNA Specialty	$700	$682	$2,872	$2,691
CNA Commercial	806	778	3,350	3,208
Total P&C Operations	$1,506	$1,460	$6,222	$5,899

Property & Casualty Calendar Year Loss Ratios
	Three Months Ended December 31		Year Ended December 31
	2011	2010	2011	2010
CNA Specialty	46.3%	48.8%	59.3%	54.0%
CNA Commercial	59.6%	61.8%	70.9%	66.8%
Total P&C Operations	53.5%	55.9%	65.5%	61.0%

Property & Casualty Calendar Year Combined Ratios
	Three Months Ended December 31		Year Ended December 31
	2011	2010	2011	2010
CNA Specialty	77.8%	80.2%	89.9%	85.0%
CNA Commercial	95.2%	97.4%	105.7%	102.9%
Total P&C Operations	87.2%	89.6%	98.4%	94.8%

CNA Specialty Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended December 31		Year Ended December 31
	2011	2010	2011	2010
Combined ratio excluding the effect of catastrophe impacts and development-related items	97.3%	98.5%	97.8%	97.6%
Effect of catastrophe impacts	0.6%	0.3%	0.5%	0.3%
Effect of development-related items	(20.1)%	(18.6)%	(8.4)%	(12.9)%
Combined ratio	77.8%	80.2%	89.9%	85.0%

CNA Commercial Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended December 31		Year Ended December 31
	2011	2010	2011	2010
Combined ratio excluding the effect of catastrophe impacts and development-related items	106.4%	106.4%	105.0%	108.1%
Effect of catastrophe impacts	1.6%	2.3%	6.4%	3.5%
Effect of development-related items	(12.8)%	(11.3)%	(5.7)%	(8.7)%
Combined ratio	95.2%	97.4%	105.7%	102.9%

Property & Casualty Operations Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended December 31		Year Ended December 31
	2011	2010	2011	2010
Combined ratio excluding the effect of catastrophe impacts and development-related items	102.2%	102.8%	101.7%	103.4%
Effect of catastrophe impacts	1.1%	1.4%	3.7%	2.0%
Effect of development-related items	(16.1)%	(14.6)%	(7.0)%	(10.6)%
Combined ratio	87.2%	89.6%	98.4%	94.8%

About the Company
Serving businesses and professionals since 1897, CNA is the country's seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. CNA is a registered trademark of CNA Financial Corporation.
Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 378-4353, or for international callers, (719) 457-2644. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through February 13, 2012 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 9412607. The replay will also be available on CNA's website. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
Financial Measures
In evaluating the results of CNA Specialty and CNA Commercial, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer herein and/or to CNA's most recent 10-K and 10-Q on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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